                                                                    Exhibit 99.1

[CHS LOGO] COMMUNITY HEALTH SYSTEMS, INC.

Investor Contact:    W. Larry Cash
                     Executive Vice President
                     and Chief Financial Officer
                     (615) 373-9600

                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
      SECOND QUARTER 2005 RESULTS WITH NET OPERATING REVENUES UP 19.1%, AND
         INCOME FROM CONTINUING OPERATIONS PER SHARE (DILUTED) UP 28.9%

BRENTWOOD, TN. (July 28, 2005) -- Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the second quarter and six months ended June 30, 2005.

     Net operating revenues for the second quarter ended June 30, 2005, totaled $918.7 million, a 19.1% increase compared with $771.1 million for the same period last year. Income from continuing operations increased 18.9% to $46.2 million for the quarter ended June 30, 2005, compared with $38.8 million for the same period last year. Income from continuing operations per share (diluted) increased 28.9% to $0.49 on 99.3 million weighted average shares outstanding for the quarter ended June 30, 2005, compared with $0.38 on 109.0 million weighted average shares outstanding for the same period last year. Net income increased 5.4% to $40.5 million for the quarter ended June 30, 2005, compared with $38.4 million for the same period last year. Net income per share (diluted) increased 16.2% to $0.43 for the quarter ended June 30, 2005, compared to $0.37 for the same period last year. Loss on discontinued operations for the quarter ended June 30, 2005 consists of an after-tax loss of approximately $5.6 million, approximately $0.06 per share (diluted), related to the designation during the second quarter of 2005 of one hospital as being held for sale and resulting impairment writedown. Refer to pages 3 and 4 for "Financial Highlights."

     Adjusted EBITDA for the second quarter of 2005 was $140.2 million, compared with $118.8 million for the same period last year, representing a 17.9% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the second quarter of 2005 was $127.7 million, compared with $144.3 million for the same period last year, a decrease of 11.5%.

     The consolidated financial results for the second quarter ended June 30, 2005, reflect a 8.8% increase in total admissions compared with the same period last year. This increase is attributable to hospitals that have been acquired by the Company subsequent to June 30, 2004. On a same-store basis, admissions increased 0.3% and adjusted admissions increased 1.3% compared with the same period last year. On a same-store basis, net operating revenues increased 9.3%, compared with the same period last year.

     Net operating revenues for the six months ended June 30, 2005, totaled $1.8 billion, compared with $1.6 billion for the same period last year, a 17.8% increase, again demonstrating the Company's successful integration of acquisitions over the last several years. Income from continuing operations increased 17.6% to $95.2 million or $1.01 per share (diluted), on 98.7 million weighted average shares outstanding for the six months ended June 30, 2005, compared with $81.0 million, or $0.78 per share (diluted) on 109.1 million weighted average shares outstanding, for the same period last year.

     Loss on discontinued operations for the six months ended June 30, 2005 consist of an after-tax loss of approximately $18.7 million, or $0.19 per share (diluted), related to the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale at December 31, 2004, the termination of one hospital's lease during the first quarter of 2005 and an impairment write-down related to the designation of one additional hospital as being held-for-sale during the second quarter of 2005. Net income decreased 3.3% to $76.5 million, or $0.82 per share (diluted), for the six months ended June 30, 2005, compared with $79.2 million, or $0.77 per share (diluted) for the same period last year.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 2
July 28, 2005

     Adjusted EBITDA for the six months ended June 30, 2005, was $283.9 million, compared with $243.0 million for the same period last year, a 16.8% increase. Net cash provided by operating activities for the six months ended June 30, 2005, was $276.4 million, compared with $206.0 million for the same period last year, an increase of 34.2%.

     The consolidated financial results for the six months ended June 30, 2005, reflect a 9.7% increase in total admissions compared with the same period last year. On a same-store basis, admissions increased 2.2%, adjusted admissions increased 2.0%, and net operating revenues increased 9.0%, compared with the same period last year.

     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. stated, "Community Health Systems delivered a very solid financial and operating performance for the second quarter of 2005. These results reflect consistent execution of our centralized and standardized operating strategy and our focus on quality care. This strategy has enabled us to continue to integrate newly acquired hospitals into our system and quickly bring their level of performance in line with our high operating standards. Our strong revenue and volume trends through the first half of 2005 validate the strength of our operating model and we are very pleased with the trends in our business."

     On June 30, 2005, the Company completed the acquisition of Bedford County Medical Center (104 beds) in Shelbyville, Tennessee.

     "Our proven track record for identifying suitable acquisition candidates has been a key driver of our growth and success in the marketplace," Smith added. "Furthermore, we believe the market continues to look favorable for well-managed non-urban hospitals with additional opportunities for Community Health Systems. We see a growing number of hospitals looking for a trusted partner to provide the resources that will enable them to deliver quality healthcare in their communities. Our reputation as the acquirer of choice reflects our commitment to meet this critical need and deliver solid results. We have an active pipeline of acquisition candidates and have a high degree of confidence that we will achieve our operational and financial objectives for 2005."

     Included on pages 10 and 11 of this press release is a table setting forth selected information concerning the updated projected consolidated operating results of the Company for the year ending December 31, 2005.

     Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 69 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH".

     Community Health Systems, Inc. will hold a conference call to discuss this press release on Friday, July 29, 2005, at 10:00 a.m. Central, 11:00 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's website at www.chs.net, or at www.fulldisclosures.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through August 29, 2005. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and recent registration statements. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

     The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 3
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                          THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                               JUNE 30,                                    JUNE 30,
                                                 -----------------------------------       ----------------------------------------
                                                      2005               2004 (a)              2005 (a)                 2004 (a)
                                                 --------------       --------------       ---------------          ---------------
Net operating revenues                           $  918,718           $  771,108           $ 1,826,981              $ 1,551,067

Adjusted EBITDA (b)                              $  140,152           $  118,826           $   283,934              $   242,998

Income from continuing operations                $   46,150           $   38,806           $    95,229              $    81,003

Net income                                       $   40,528           $   38,439           $    76,516              $    79,165

Income from continuing operations
  per share-basic                                $     0.52           $     0.39           $      1.08              $      0.82

Income from continuing operations
  per share-diluted                              $     0.49           $     0.38           $      1.01              $      0.78

Net income per share - basic                     $     0.45           $     0.39           $      0.86              $      0.80

Net income per share - diluted                   $     0.43           $     0.37           $      0.82              $      0.77

Weighted average number of shares
  outstanding - basic                                89,150               98,780                88,543                   98,744

Weighted average number of shares
  outstanding - diluted                              99,329 (c)          108,999 (c)            98,713 (c)              109,069 (c)

Net cash provided by operating activities        $  127,686           $  144,254           $   276,396               $  205,985

(a) Pursuant to FASB No. 144, the Company has restated its prior year first quarter, second quarter and six months ended June 30, 2004, and first quarter ended March 31, 2005, financial statements and statistical results to reflect the reclassification as discontinued operations the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale at December 31, 2004, the termination of one hospital's lease during the first quarter of 2005, and one additional hospital as being held-for-sale during the second quarter of 2005. Two hospitals were previously classified as discontinued operations in 2004.

(b) EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company's portion of EBITDA generated by our continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because the Company believes it provides investors with additional information about its ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company's compliance with some of the covenants under its senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

     Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 4
July 28, 2005

     The following table reconciles adjusted EBITDA, as defined, to our net cash provided by operating activities as derived directly from our consolidated financial statements for the three months and six months ended June 30, 2005 and 2004 (in thousands):

                                                             THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                                  JUNE 30,                                  JUNE 30,
                                                    -------------------------------------     -------------------------------------
                                                          2005                 2004                 2005                 2004
                                                    ----------------     ----------------     ----------------     ----------------
Adjusted EBITDA                                     $       140,152      $       118,826      $       283,934      $       242,998

Interest expense, net                                       (23,012)             (17,763)             (45,793)             (35,810)

Provision for income taxes                                  (29,390)             (25,346)             (60,628)             (52,785)

Loss from operations of hospitals sold or
   held for sale and lease termination,
   net of taxes                                              (1,151)                (367)              (6,624)              (1,838)

Depreciation and amortization of
   discontinued operations                                      709                3,109                1,600                5,111

Other non-cash expenses, net                                  1,448                  402                1,473                  (89)

Net changes in operating assets and liabilities,
   net of effects of acquisitions                            38,930               65,393              102,434               48,398
                                                    ---------------      ---------------      ---------------      ---------------
Net cash provided by operating activities           $       127,686      $       144,254      $       276,396      $       205,985
                                                    ===============      ===============      ===============      ===============

(c) Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly must be included in the fully diluted calculation (after tax interest savings of $2.2 million per quarter and 8.6 million shares added to the calculation of fully diluted earnings per share).

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 5
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                  THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                       JUNE 30,                             JUNE 30,
                                                          ----------------------------------    ---------------------------------
                                                                2005               2004             2005                2004
                                                          ----------------     -------------    -------------      --------------
Net operating revenues                                    $       918,718      $    771,108     $  1,826,981       $   1,551,067
                                                          ----------------     -------------    -------------      --------------

Operating expenses:
   Salaries and benefits                                          365,097           309,062          725,330             620,929
   Provision for bad debts                                         91,582            76,296          184,633             156,217
   Supplies                                                       110,429            92,241          223,085             186,641
   Other operating expenses                                       211,458           174,683          409,999             344,282
   Depreciation and amortization                                   40,483            36,143           80,280              72,046
   Minority interests in earnings                                   1,117               768            2,004               1,354
                                                          ---------------      ------------     ------------       -------------
      Total expenses                                              820,166           689,193        1,625,331           1,381,469
                                                          ---------------      ------------     ------------       -------------

Income from operations                                             98,552            81,915          201,650             169,598
Interest expense, net                                              23,012            17,763           45,793              35,810
                                                          ---------------      ------------     ------------       -------------
Income from continuing operations
     before income taxes                                           75,540            64,152          155,857             133,788
Provision for income taxes                                         29,390            25,346           60,628              52,785
                                                          ---------------      ------------     ------------       -------------
Income from continuing operations                                  46,150            38,806           95,229              81,003
                                                          ---------------      ------------     ------------       -------------
Discontinued operations, net of taxes;
   Loss from operations of hospitals
       sold or held for sale                                       (1,151)             (367)          (6,624)             (1,838)
   Net loss on sale of hospitals                                        -                 -           (7,618)                  -
   Impairment of long-lived assets of hospital
     held for sale                                                 (4,471)                -           (4,471)                  -
                                                          ---------------      ------------     ------------       -------------
Loss on discontinued operations                                    (5,622)             (367)         (18,713)             (1,838)
                                                          ---------------      ------------     ------------       -------------
Net income                                                $        40,528      $     38,439     $     76,516       $      79,165
                                                          ===============      ============     ============       =============
Income from continuing operations per share-basic         $          0.52      $       0.39     $       1.08       $        0.82
                                                          ===============      ============     ============       =============
Income from continuing operations per share-diluted       $          0.49      $       0.38     $       1.01       $        0.78
                                                          ===============      ============     ============       =============
Net income per share - basic                              $          0.45      $       0.39     $       0.86       $        0.80
                                                          ===============      ============     ============       =============
Net income per share - diluted                            $          0.43      $       0.37     $       0.82       $        0.77
                                                          ===============      ============     ============       =============
Weighted average number of shares outstanding:
      Basic                                                        89,150            98,780           88,543              98,744
                                                          ---------------      ------------     ------------       -------------
      Diluted                                                      99,329           108,999           98,713             109,069
                                                          ---------------      ------------     ------------       -------------
Net income per share calculation:
   Net income                                             $        40,528      $     38,439     $     76,516       $      79,165
   Add - Convertible notes interest, net of taxes                   2,189             2,189            4,378               4,378
                                                          ---------------      ------------     ------------       -------------
   Adjusted net income                                    $        42,717      $     40,628     $     80,894       $      83,543
                                                          ===============      ============     ============       =============
Weighted average number of shares
   outstanding - basic                                             89,150            98,780           88,543              98,744
Add effect of dilutive securities:
   Unvested common shares                                               -                31                -                  31
   Employee stock options                                           1,597             1,606            1,588               1,712
   Convertible notes                                                8,582             8,582            8,582               8,582
                                                          ---------------      ------------     ------------       -------------
Weighted average number of shares
   outstanding - diluted                                           99,329           108,999           98,713             109,069
                                                          ===============      ============     ============       =============

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 6
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                                            FOR THE THREE MONTHS ENDED JUNE 30,
                                                       --------------------------------------------------------------------------
                                                                    CONSOLIDATED                           SAME-STORE
                                                       -----------------------------------   ------------------------------------
                                                         2005          2004       % CHANGE     2005          2004        % CHANGE
                                                       --------      ---------    --------   ---------     ---------     --------
Number of hospitals (at end of period)                       67            64                      64            64
Licensed beds (at end of period)                          7,575         7,107                   7,040         7,107
Beds in service (at end of period)                        6,187         5,716                   5,689         5,716
Admissions                                               70,844        65,097         8.8%     65,284        65,097          0.3%
Adjusted admissions                                     132,764       120,287        10.4%    121,896       120,287          1.3%
Patient days                                            293,320       265,253        10.6%    268,812       265,253          1.3%
Average length of stay (days)                               4.1           4.1                     4.1           4.1
Occupancy rate (average beds in service)                   52.2%        51.2%                    52.0%         51.2%
Net operating revenues                                 $918,718      $771,108        19.1%   $841,734      $770,066          9.3%
Net inpatient revenue as a % of
          total net operating revenues                     50.4%         50.4%                   51.0%         50.5%
Net outpatient revenue as a % of
          total net operating revenues                     48.4%         48.3%                   48.0%         48.4%
Income from operations                                 $ 98,552      $ 81,915        20.3%   $ 94,754      $ 82,551         14.8%
Income from operations as a
          % of net operating revenues                      10.7%         10.6%                   11.3%         10.7%

Depreciation and amortization                          $ 40,483      $ 36,143                $ 37,580      $ 36,082

Minority interest in earnings                          $  1,117      $    768                $    811      $    768

Liquidity Data:
Adjusted EBITDA                                        $140,152      $118,826        17.9%
Adjusted EBITDA as a % of net
   operating revenues                                      15.3%         15.4%
Net cash provided by operating activities              $127,686      $144,254

Net cash provided by operating activities as
    a % of net operating revenue                           13.9%         18.7%

---------------
Continuing operating results and statistical data exclude discontinued operations for all periods presented; also excludes hospital acquired on June 30, 2005.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 7
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)

                                                                         FOR THE SIX MONTHS ENDED JUNE 30,
                                               -------------------------------------------------------------------------------
                                                              CONSOLIDATED                           SAME-STORE
                                               ---------------------------------------- --------------------------------------
                                                  2005          2004           % CHANGE   2005          2004          % CHANGE
                                               ----------    ----------        -------- ----------    ----------      --------
Number of hospitals (at end of period)                 67            64                         64            64
Licensed beds (at end of period)                    7,575         7,107                      7,040         7,107
Beds in service (at end of period)                  6,187         5,716                      5,689         5,716
Admissions                                        146,334       133,354            9.7%    136,296       133,354           2.2%
Adjusted admissions                               267,320       243,129            9.9%    248,019       243,129           2.0%
Patient days                                      612,819       549,447           11.5%    567,462       549,447           3.3%
Average length of stay (days)                         4.2           4.1                        4.2           4.1
Occupancy rate (average beds in service)             55.4%         53.2%                      55.2%         53.2%
Net operating revenues                         $1,826,981    $1,551,067           17.8% $1,687,122    $1,547,344           9.0%
Net inpatient revenue as a % of
          total net operating revenues               51.2%         50.8%                      51.5%         50.9%
Net outpatient revenue as a % of
          total net operating revenues               47.7%         47.8%                      47.5%         47.9%
Income from operations                         $  201,650    $  169,598           18.9% $  193,588    $  168,301          15.0%
Income from operations as a
          % of net operating revenues                11.0%         10.9%                      11.5%         10.9%

Depreciation and amortization                  $   80,280    $   72,046                 $   75,197    $   71,888

Minority interest in earnings                  $    2,004    $    1,354                 $    1,610    $    1,354

Liquidity Data:
Adjusted EBITDA                                $  283,934    $  242,998           16.8%
Adjusted EBITDA as a % of net
   operating revenues                                15.5%         15.7%

Net cash provided by operating activities      $  276,396    $  205,985

Net cash provided by operating activities as
    a % of net operating revenue                     15.1%         13.3%

---------------
Continuing operating results and statistical data exclude discontinued operations for all periods presented; also excludes hospital acquired on June 30, 2005.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 8
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (in thousands)

                                                                                      JUNE 30,                  DECEMBER 31,
                                                                                        2005                        2004
                                                                               --------------------         -------------------
ASSETS

Current assets:
    Cash and cash equivalents                                                  $           272,364          $           82,498
     Patient accounts receivable, net                                                      614,644                     597,261
     Other current assets                                                                  134,541                     135,690
                                                                               -------------------          ------------------
          TOTAL CURRENT ASSETS                                                           1,021,549                     815,449
                                                                               -------------------          ------------------

Property and equipment                                                                   1,945,942                   1,924,843
     Less accumulated depreciation and amortization                                       (461,473)                   (440,295)
                                                                               -------------------          ------------------
          Property and equipment, net                                                    1,484,469                   1,484,548
                                                                               -------------------          ------------------
Goodwill, net                                                                            1,217,513                   1,213,783
                                                                               -------------------          ------------------
Other assets, net                                                                          124,640                     118,828
                                                                               -------------------          ------------------

          TOTAL ASSETS                                                         $         3,848,171          $        3,632,608
                                                                               ===================          ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Current maturities of long-term debt                                      $            22,831          $           26,867
     Accounts payable and accrued liabilities                                              413,197                     335,492
                                                                               -------------------          ------------------
          TOTAL CURRENT LIABILITIES                                                        436,028                     362,359
                                                                               -------------------          ------------------

Long-term debt                                                                           1,791,221                   1,804,868
                                                                               -------------------          ------------------
Other long-term liabilities                                                                257,800                     225,390
                                                                               -------------------          ------------------
Stockholders' equity                                                                     1,363,122                   1,239,991
                                                                               -------------------          ------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $         3,848,171          $        3,632,608
                                                                               ===================          ==================

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 9
July 28, 2005

                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                                 SIX MONTHS ENDED
                                                                                                     JUNE 30,
                                                                               ------------------------------------------
                                                                                     2005                      2004
                                                                               -----------------         ----------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net Income                                                                  $         76,516          $        79,165
   Adjustments to reconcile net income to net cash
     provided by operating activities:
   Depreciation and amortization                                                         81,880                   77,157
   Minority interest in earnings                                                          2,004                    1,008
   Impairment of hospital held for sale                                                   6,718                        -
   Loss on sale of hospitals                                                              6,295                        -
   Other non-cash expenses, net                                                           1,473                      (89)
   Net changes in operating assets and liabilities, net of
     effects of acquisitions                                                            101,510                   48,744
                                                                               ----------------          ---------------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                                     276,396                  205,985
                                                                               ----------------          ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Acquisitions of facilities and other related equipment                               (45,813)                  (5,290)
   Purchases of property and equipment                                                  (76,735)                 (83,143)
   Proceeds from sale of assets and facilities                                           54,016                      976
   Increase in other assets                                                             (22,079)                 (14,852)
                                                                               ----------------          ---------------
          NET CASH USED IN INVESTING ACTIVITIES                                         (90,611)                (102,309)
                                                                               ----------------          ---------------

CASH FLOWS FROM  FINANCING ACTIVITIES

     Proceeds from exercise of stock options                                             35,900                    1,902
     Stock repurchase                                                                   (11,214)                       -
     Deferred financing costs                                                              (991)                       -
     Proceeds from minority investments in joint ventures                                 1,383                        -
     Redemption of minority investments in joint ventures                                  (317)                  (1,945)
     Distribution to minority investors in joint ventures                                  (979)                    (616)
     Borrowing under credit agreement                                                         -                   45,640
     Repayments of long-term indebtedness                                               (19,701)                (146,383)
                                                                               ----------------          ---------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                                       4,081                 (101,402)
                                                                               ----------------          ---------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                 189,866                    2,274

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         82,498                   16,331
                                                                               ----------------          ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $        272,364          $        18,605
                                                                               ================          ===============

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 10
July 28, 2005

                            REGULATION FD DISCLOSURE

     The following table sets forth selected information concerning the updated projected consolidated operating results of the Company for the year ended December 31, 2005. These projections are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The revision to the Company's previous guidance provided on February 24, 2005, reflects the solid performance above guidance in the first and second quarters of 2005 and the designation of one hospital as held for sale in the second quarter of 2005 and resulting impairment writedown.

     The following is provided as guidance to analysts and investors:

                                                                                          2005
                                                                                       Projection
                                                                                         Range
                                                                                  -----------------------
Net operating revenues (in millions)                                               $3,675 to $3,725
Adjusted EBITDA (in millions)                                                        $555 to $575 (a)
Income from continuing operations per share - diluted                               $1.91 to $1.96 (b)
Net income per share - diluted                                                      $1.71 to $1.75 (b)(c)
Same hospitals annual admissions growth                                               1.5% to 3.0%
Weighted average diluted shares (in millions)                                           99 to 100 (b)
Acquisitions of new hospitals                                                           3 to 4

Income from Continuing Operations Per Share - Diluted Estimated by Quarter:

3rd quarter ending September 30, 2005                                               $0.43 to $0.45
4th quarter ending December 31, 2005                                                $0.47 to $0.51

---------------
For Footnotes (a), (b) and (c) see page 11.

     The following assumptions were used in developing the guidance provided above:

- Includes approximately $5.0 million of additional compensation expense with an after-tax impact of approximately $0.04 per share (diluted) related to the awarding on February 28, 2005, of 561,000 shares of restricted stock to various employees and directors, which was not previously reflected in the Company's 2005 guidance.

- Expressed as a percentage of net operating revenue, provision for bad debts is projected to be approximately 10.2% to 10.5% for 2005.

-    Capital expenditures are as follows (in millions):

                                                    Actual                      Guidance
                                                     2004                         2005
                                                    ------                    ------------
Total                                               $  164                     $190 to $200

- Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.3% to 4.6% for 2005; however, this is a fixed cost and the percentages may vary as revenue varies.

- Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.5% to 39.1% for 2005.

                                    - MORE -

CYH Announces June 30, 2005 Results
Page 11
July 28, 2005

- The Company is currently a party to nine separate interest swap agreements to limit the effect of changes in interest rates on a portion of the Company's long-term borrowings. Six separate interest swap agreements were in place at December 31, 2004. Three additional interest rate swap agreements have been added during 2005. Under the first agreement entered into on April 28, 2005, with a $100 million notional amount, effective November 30, 2005 and expiring on November 30, 2009, the Company pays interest at a fixed rate of 4.3375%. Under the second agreement entered into on May 23, 2005, with a $100 million notional amount and expiring on May 30, 2008, the Company pays interest at a fixed rate of 4.061%. Under the third agreement entered into on June 2, 2005, with a $100 million notional amount, effective June 6, 2005, and expiring on June 6, 2009, the Company pays interest at a fixed rate of 3.935%. The Company receives a variable rate of interest on each of these swaps based on the three-month London Inter-Bank Offer Rate ("Libor"), excluding the margin paid under the senior secured credit facility on a quarterly basis, which is currently 175 basis points for revolver loans and term loans under the senior secured credit facility.

---------------
Footnotes from page 10

(a) The following table reconciles adjusted EBITDA, as defined, to the Company's estimated net cash provided by operating activities as presented in the above guidance:

                                                                                                    2005 Projection Range
                                                                                                        (in millions)
                                                                                            ------------------------------------
Adjusted EBITDA                                                                             $           555      $          575
   Taxes and interest expense                                                                          (209)               (215)
   Other non-cash expenses and net changes in
     operating assets and liabilities
                                                                                                         14                  20
                                                                                            ---------------      --------------
Estimated Net cash provided by operating activities                                         $           360      $          380
                                                                                            ===============      ==============

(b) The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause an approximate $0.08 projected decrease in the reported income from continuing operations per share in 2005. Accordingly, for purposes of providing guidance, the Company has assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the calculation of fully diluted earnings per share).

(c) Net loss on sale of disclosed divestures is reflected in net income per share - diluted guidance to the extent transactions have been closed.

     Reference is made to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2005, which sets forth the assumptions used in developing the 2005 guidance and the cautionary statements made as to reliance on this guidance.

                                     - END -